UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 25 February 2019

LANDSTAR, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

919-858-6542

(Registrant’s telephone number including area code)

1053 E. Whitaker Mill Road, Suite 115, Raleigh, North Carolina 27604

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On 25 February 2019 LandStar, Inc. (the “Company”) filed a lawsuit (the “Complaint”) in the United States District Court for the Eastern District of New York. The Complaint was filed against Hubai Chuguan Industry Co., Ltd. (“Chuguan”). The Complaint also names Madison Stock Transfer Inc., the Company’s transfer agent, as a nominal defendant. With the filing of the Complaint, the Company seeks to cancel and return to the status of unissued and authorized shares, 1.5 billion shares of the Company’s common stock which currently stand in the name of Chuguan (the “Shares”). The Company believes that, among other things, the Shares were mistakenly issued and were never delivered to Chuguan; that Chuguan never delivered consideration for the Shares to the Company; and, that Chuguan has no claim of right to the Shares.

Although the ultimate outcome of this matter cannot be determined with certainty, the Company believes that its allegations stated in the Complaint are true and correct. The Company intends to vigorously prosecute the Complaint and to cancel the Shares, with the Shares then returned to the status of authorized and unissued shares of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 26 February 2019	LANDSTAR, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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